Exhibit 21


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                              SUBSIDIARIES OF CAMCO

                                                        State of
     Name                                              Incorporation                          Ownership
     Cambridge Savings Bank                                Ohio                                   100%

     Marietta Savings Bank                                 Ohio                                   100%

     First Federal Savings Bank of
       Washington Court House                          United Stated                              100%

     First Federal Bank for
       Savings                                         United States                              100%

     Camco Title Insurance Agency                          Ohio                                   100%


                        SUBSIDIARIES OF CAMBRIDGE SAVINGS

     Camco Mortgage Corporation                            Ohio                                    50%



                        SUBSIDIARIES OF MARIETTA SAVINGS

     Camco Mortgage Corporation                            Ohio                                    50%

     WestMar Mortgage Company                              Ohio                                   100%

                          SUBSIDIARIES OF FIRST SAVINGS

     First S&L Corporation                               Kentucky                                 100%

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